LEASE

BETWEEN:
5290 INVESTMENTS LTD.
(the "Landlord")
OF THE FIRST PART
AND:
HOUSE OF BRUSSELS CHOCOLATES INC.
(the "Tenant")
OF THE SECOND PART

5.24	Furnace	12
5.25	Auction	13
5.26	Default Costs	13
5.27	Taxes	13
5.28	Tax Estimate	13
5.29	Tax Adjustment	13
5.30	Improvement Taxes	13
5.31	Tenant's Business Taxes	14
5.32	Proof of Tax Payment	14
5.33	Reimburse Landlord	14
5.34	Operating Expenses	14
5.35	Operating Expenses Reconciliation	14
5.36	Management Fee	14
5.37	Payment By Landlord	15

ARTICLE 6 - LANDLORD'S COVENANTS		15
6.1	Quiet Enjoyment	15
6.2	Title	15
6.3	Taxes	15
6.4	Repairs	15
6.5	Insurance	15
6.6	Supplier's Warranties	15

ARTICLE 7 - IMPROVEMENTS AND ALTERATIONS		16
7.1	Alterations	16
7.2	Restoration	16
7.3	Removal of Goods	16

ARTICLE 8 - GENERAL INDEMNIFICATION AND LIMITATION OF LIABILITY		17
8.1	Landlord Not Liable	17
8.2	Consequential Damage	17
8.3	Reciprocal Indemnity	17
8.4	Landlord Right to Perform Tenant's Covenant	18

ARTICLE 9 - SUBORDINATION AND STATUS CONFIRMATION		18
9.1	Subordination	18
9.2	Estoppel Certificates	18

ARTICLE 10 - DAMAGE TO THE PREMISES		19
10.1	Damage	19
10.2	Damage Due to Tenant's Acts	20
10.3	Damage to Improvements	21

ARTICLE 11 - EXPROPRIATION		21
11.1	Expropriation	21

ARTICLE 12 - BANKRUPTCY, INSOLVENCY OR EXECUTION		21
12.1	Insolvency	21
12.2	Determinable Lease	22

ARTICLE 13 - DEFAULT		22
13.1	Default	22
13.2	Right to Relet	23
13.3	Right to Terminate	23
13.4	No Release of Liability	23
ARTICLE 14 - OVERHOLDING		24

14.1	Overholding	24
14.2	Overholding Rent	24

ARTICLE 15 - NON-WAIVER AND CUMULATIVE REMEDIES		24
15.1	No Waiver	24
15.2	Rent From Third Party	24
15.3	Cumulative Remedies	24

ARTICLE 16 - ADVERTISING SIGNS		24
16.1	Advertising Signs	24
16.2	Indemnity to Landlord	25

ARTICLE 17 - NOTICE AND DEMANDS		25
17.1	Notices	25

ARTICLE 18 - MISCELLANEOUS		26
18.1	Consents	26
18.2	Successors and Assigns	26
18.3	Re-execution	26
18.4	Sign Removal	26
18.5	Enforcement Costs	27
18.6	Lease Advertising	27
18.7	Sale Advertising	27
18.8	Registration of Lease	27
18.9	Headings	27
18.10	Entire Contract	27
18.11	Time of Essence	28
18.12	Apportionment of Taxes and Costs	28
18.13	Transfer By Landlord	28
18.14	Force Majeure	28

ARTICLE 19 - OPTION TO RENEW		28
19.1	Option to Renew	28
19.2	Renewal Terms	28
19.3	Rent Arbitration	29

ARTICLE 20 - INDEMNITY		29

ARTICLE 21 - ENVIRONMENTAL MATTERS		30
21.1	No Hazardous Substances To Be Permitted On Premises	30
21.2	Environmental Compliance By Tenant	30
21.3	Inspection of Premises and Records	31
21.4	Government Cleanup Requirements	31
21.5	Landlord's Rights Regarding Cleanup	31

21.6	Tenant Responsible For Cost of Removal and Remediation	32
21.7	Indemnity to Landlord	32
21.8	Tenant's Default	33
21.9	Obligations Survive Expiry or Termination of Lease	33
21.10	Entry Not A Breach	33
21.11	Tenant Not Liable	33

ARTICLE 22 - DEFINITIONS		33
22.1	Definitions	33

SCHEDULE A - PLAN OF THE PROPERTY

SCHEDULE B - LEGAL DESCRIPTION OF THE PROPERTY & REGISTERED ENCUMBRANCES

SCHEDULE C - LANDLORD'S EQUIPMENT
Exhibit 1 - Equipment Inventory

THIS LEASE dated as of____________________is made and entered into:

BETWEEN:
5290 INVESTMENTS LTD.
(the "Landlord")
OF THE FIRST PART
AND:
HOUSE OF BRUSSELS CHOCOLATES INC.
(the "Tenant")
OF THE SECOND PART

In consideration of the rents and covenants contained herein, the parties agree as follows:

ARTICLE 1
GRANT AND BASIC TERMS

1.1      Grant: The Landlord, being the owner of an estate in fee simple in the Property (as hereinafter defined) subject to registered encumbrances, liens and interests, if any, in consideration of the rents, covenants and agreements herein reserved and contained on the part of the Tenant to be paid, observed and performed, by these presents demises and leases the Property to the Tenant.

1.2        Reservation: Notwithstanding anything to the contrary contained herein, the parties agree that the Landlord has excepted and reserved unto itself, its agents, employees and contractors the right for free passage, with or without vehicles or other machinery, over the Property and any Building forming part thereof or situate on the Property, to and for:

(a)	the running of water and sewage and the provision of any other utilities to any Building forming part of the Property or on land adjoining the Property, over any part of the Property and in and through sewers, drains or any other works made over, through, or under any part of the Property and the right to construct or lay down upon, under or through such part of the Property as may be built upon any works including without limitation gas and water mains, culverts and sewers and electricity carrying wires and cables and telephone and other communications related conduits, poles, wires and cables, with power at all reasonable times to enter upon any part of the Property for the purpose of constructing and laying the same, or of examining the state of repair thereof, and for the purpose of repairing or renewing the same;

(b)	the performance of repairs and maintenance which it is the Landlord's responsibility to perform pursuant to Paragraph 6.4 hereof,

on the basis that in carrying out any such operations, repairs and maintenance, the Landlord will use its best efforts not to unreasonably disturb the Tenant's business, provided however Rent will not abate while any such work is being performed, and the Landlord will not be liable for any damage, injury or death caused to any person or to the property of the Tenant or of others arising as a result of such entry and passage unless such damage, injury or death arises as a result of the negligence or wilful acts of the Landlord or those for whom it is, in law, responsible.

1.3      Basic Terms: The basic terms of this Lease are:

(a)	(i) Landlord:	5290 INVESTMENTS LTD.

	(ii) Address of Landlord:	5367 Kingsway, Burnaby, B.C. V5H 2G1

Tel: 604-435-3321 Fax: 604-432-7349

(b)	(i) Tenant (legal name):	HOUSE OF BRUSSELS CHOCOLATES INC.

	(ii) Address of Tenant:	Unit 208, 750 Terminal Avenue
Vancouver, BC V6A 2M5

Tel:______________ Fax:________________

	(iii) Individual to Contact:	________________________________

	(iv) Operating Name of Business:	House of Brussels Chocolates Inc.

(c)	(i) Covenantor(s):	N/A

	(ii) Address of Covenantor(s):	N/A

(d)	(i) Property:	as described in Schedule "A"

	(ii) Civic Address of the Property:	1658 Foster's Way, Delta, BC V3M 6S6.

	(iii) Area of Premises:	approximately 73,776 square feet subject
to Subparagraph 22.1 (c).

(e)	(i) Term:	Fifteen (15) years.

	(ii) Option(s) to Renew:	Yes (see Article 19).

	(iii) Terms of Renewal Option(s):	One (l) five-year option at fair market
Basic Annual Rent subject to Subparagraph 19.

(f)	Commencement Date:	August 1, 2004.
(subject to Paragraph 18.14)

(g)	Termination Date:	July 31, 2019.

(h)	Lease Void Date (if Property is not
	available, see Subparagraph 2.1 (c)):	N/A

(i)	Rent:

(i) Basic Annual Rent:

Lease Year	Per Annum	Per Month	Per Sq. Ft. Per Annum
1 - 3 (2004-2007)	$313,548.00*	$26,129.00*	$4.25*
4 - 6 (2007-2010)	$331,992.00*	$27,666,00*	$4.50*
7 - 10 (2010-2014)	$350,436.00*	$29,203.00*	$4.75*
11 - 13 (2014-2017)	$398,390.40*	$33,199.20*	$5.40*
14 - 15 (2017-2019)	$416,834.40*	$34,736.20*	$5.65*

*as determined in accordance with Subparagraphs 3.1 (a) (i) and 3.1 (a) (ii).

The Basic Annual Rent shall be adjusted if the Area of the Premises varies from the area set forth above.

	(ii) Additional Rent:	as set forth in Subparagraph 3.1 (b)

	(iii) Rent Abatement:	the Basic Annual Rent has been abated
for the following portion(s) of the Lease
Term (see Paragraph 3.10):

August 1, 2004 to October 31, 2004
February 1, 2005 to April 30, 2004

(j)	Permitted Use:	Storage, manufacture and distribution of
chocolate and related products together
with related office functions.

(k) (i)	Rental Deposit:	$95,609.85
(see Paragraphs 3.3 and 3.4)

(ii)	Rental Deposit to be applied as follows, firstly to the Rent under the
Lease for the Basic Rent accruing due in the fourth (4th) month of the term, secondly to the Rent under the Lease for the Basic Rent accruing due in the tenth (10th) month, and thirdly as a security deposit.

(l)	Lease Registration Deposit:	$500.00 (see Paragraph 18.8).

(m)	Management Fee:	5.00% of Basic Annual Rent (see
Paragraph 5.36).

(n)	Schedules:	The schedules attached to this Lease are
incorporated into and form an integral
part of this Lease and are as follows:

Schedule "A" Plan of the Property
Schedule "B" Legal Description of the
Property and Registered
Encumbrances

Schedule "C" Landlord's Equipment
Exhibit 1 Equipment Inventory

(o)	Definitions:	In this Lease, the words, phrases and
expressions set forth in Article 22 are
used with the meanings defined therein.

ARTICLE 2
TERM OF LEASE

2.1      Term: TO HAVE AND TO HOLD the Property unto the Tenant during the Term, from and including the Commencement Date to and including the Termination Date.

2.2      State of Property: The Tenant will examine the Property before taking possession of the Property and such taking of possession will be, in the absence of an agreement signed by the Landlord in writing to the contrary, conclusive evidence as against the Tenant that at the time thereof the Property was in good order, ready for occupancy and use as applicable and in condition called for under this Lease and that no further work or improvements were required to be done with respect to the Property or any part thereof and that there was no unsatisfied promise made by the Landlord to alter, remodel, decorate, improve or otherwise do any work whatsoever with respect to the Property or any part thereof. The Tenant agrees that there is no representation from the Landlord with respect to the Property, including without limitation any representation with respect to the suitability of the Property for the conduct of the Tenant's business or whether the Property is subject to a zoning which permits the carrying on of that business.

ARTICLE 3
BASIC ANNUAL RENT, ADDITIONAL RENT, DEPOSIT

3.1      Rent: The Tenant covenants and agrees to pay to the Landlord at the Address of the Landlord set forth in Subparagraph 1.3 (a) (ii), or at such other place as the Landlord may direct in writing, Rent in lawful money of Canada payable in consecutive monthly instalments in advance on the first day of each and every month during the Term hereof as follows:

(a)	as Basic Annual Rent:

(i)	for those Lease Years with respect to which amounts are set forth in the second and third columns in the table in Subparagraph 1.3 (i) (i), in amounts per month as set forth in those columns, and

(ii)

for those Lease Years with respect to which no amounts are set forth in the second and third columns in the table in Subparagraph 1.3 (i) (i), Basic Annual Rent per annum will be the fair market Basic Annual Rent as agreed upon by the parties hereto and failing such agreement by a date which is two months prior to the expiry of the Lease Years mentioned in Subparagraph 3.1 (a) (i) above, either party may forthwith submit for binding arbitration the determination of the fair market Basic Annual Rent for that time period. Until such fair market Basic Annual Rent is determined, either by agreement or arbitration, Basic Annual Rent shall continue to be paid at the rate applicable in the immediately preceding Lease Year. When a new Basic Annual Rent is determined, either by agreement or arbitration, it shall be retroactive to the commencement of the time period first referenced in this Subparagraph and the Tenant will pay to the Landlord any deficiency on account of Rent that has been and that should have been paid up to the date of the determination within 14 days from the date of the determination. PROVIDED HOWEVER ALWAYS that Basic Annual Rent for the time period first referenced in this Subparagraph shall in no event be less than the Basic Annual Rent under this Lease for the Lease Year which immediately preceded that time period. The Basic Annual Rent per annum for the time period first referenced in this Subparagraph will be paid by equal consecutive monthly instalments equal to one twelfth of the Basic Annual Rent per annum and will be payable on the first day of each and every month after the above referenced agreement or determination is made; and

(b)	as Additional Rent:

(i)	the Taxes payable by the Tenant pursuant to and as set forth in Paragraph 5.27,

(ii)	the Operating Expenses pursuant to and as set forth in Paragraph 5.34,

(iii)	the Management Fee pursuant to and as set forth in Paragraph 5.36, and

(iv)	all other amounts payable by the Tenant to the Landlord pursuant to this Lease.

3.2      Arbitration of Rent: Rent arbitration referenced in Subparagraph 3.1 (a) (ii) shall be by a sole arbitrator in accordance with the Commercial Arbitration Act of British Columbia, and the cost of the arbitration shall be borne equally by the Landlord and Tenant. The fair market Basic Annual Rent to be determined by the arbitration shall be based on the then current fair market rent for similar property in similar locations which would be paid for the Property as between persons dealing in good faith and at arm's length and not taking into account any goodwill attributable to the Property by reason of the business carried on therein by the Tenant and shall be based on the best use for which the Property may be used subject to applicable Municipal zoning.

3.3      Rental Deposit: The Landlord acknowledges receipt of the Rental Deposit from the Tenant in the amount set forth in Subparagraph 1.3 (k) (i) and provided that the Tenant has not committed any default under the Lease prior to the time of the intended application, the Rental Deposit shall be applied as set forth in Subparagraph 1.3 (k) (ii) and otherwise it may, at the Landlord's option, be applied by the Landlord in accordance with the terms of the immediately following paragraph.

3.4      Deposit Application: The Landlord may, acting reasonably, use, retain or apply all or part of the Rental Deposit to the extent required for the payment of any Rent which the Tenant has not paid on the date due or as compensation on account for any loss or damage arising from the breach or default by the Tenant of any provision of this Lease. If the Landlord uses, retains or applies all or part of the Rental Deposit for any purpose other than the payments set forth in Subparagraph 1.3 (k) (ii), then the Tenant will, forthwith upon notice from the Landlord, pay to the Landlord the amount required to restore the Rental Deposit to its original amount.

3.5      Additional Rent: All payments, other than payments on account of Basic Annual Rent, required to be made by the Tenant under or in respect of this Lease shall be deemed to be Additional Rent and shall be paid as Rent to the Landlord, or to such agent or agents of the Landlord as the Landlord shall hereinafter from time to time direct in writing to the Tenant, and the Landlord shall have as a result of any non payment of any Additional Rent the same remedies as the Landlord would have as a result of non payment of Basic Annual Rent.

3.6      No Deductions: All Rent to be paid by the Tenant to the Landlord shall be paid without any deduction, abatement or set-off whatsoever, unless expressly set out herein.

3.7      Net Lease: The Landlord and the Tenant agree that all expenses, costs, charges, payments and outgoings incurred in respect of or allocated by the Landlord to, the Property, or any other matter or thing affecting the Property shall, (unless otherwise expressly stipulated herein to the contrary), be borne by the Tenant, save and except:

(a)	costs of complying with the Landlord's specific obligations, if any, pursuant to the terms of this Lease which are expressed to be for the sole account of the Landlord; and

(b)	all costs of initial construction of the Property,

and agree that the Rent to be paid by the Tenant shall be absolutely net to the Landlord and free of any deduction, abatement, set-off, Taxes, charges, rates, assessments, expenses, costs, payments or outgoings of every nature, save as set out herein, and agree that the Tenant shall pay all Taxes, charges, rates, assessments, expenses, costs, payments or outgoings of every nature relating to the Property.

3.8      Post-dated Cheques: Should the Tenant demonstrate a pattern of late Rent payments, the Landlord may, at its option, require that the Tenant deposit with the Landlord post-dated cheques for monthly Rent instalments. Said cheques shall be dated and be in amounts in accordance with the monthly payments of Rent including without limitation Sales Taxes and Management Fee.

3.9      Interest: When any payment of Rent shall not be paid when due, or when any cheque provided by the Tenant for any payment of Rent is not upon presentment honoured by the financial institution on which it is drawn, then the unpaid amount shall bear interest at the rate or rates per annum equal to THE ROYAL BANK OF CANADA prime lending rate as established from time to time plus two percentage points from the due date until paid, except that with respect to Taxes any amounts if unpaid by the Tenant to the Landlord by the due date shall bear a penalty and interest charges equal to the penalty and interest charges charged by the authority levying the Taxes, but this stipulation for interest and penalties shall not prejudice or affect any other remedies of the Landlord under this Lease.

3.10      Rent Abatement: The Basic Annual Rent shall be abated for the portion(s) of the Lease Term specified in Subparagraph 1.3 (i) (iii), provided however, notwithstanding anything to the contrary contained in this Lease, the Tenant shall pay Additional Rent during the period of any rental abatement.

ARTICLE 4
USE OF THE PROPERTY

4.1      Use of Property: The Tenant shall use the Property for the Permitted Use, together with such lawful uses as are ancillary and appropriate to the normal course of such use of the Property, and for no other purpose, without the prior consent of the Landlord, which consent the Landlord may not unreasonably withhold or delay, and shall not permit or suffer any part of the Property to be used or occupied by any person other than the Tenant, its employees, licensees, agents, customers, and invites except as permitted by this Lease.

4.2      Conduct of Business: The Tenant shall only use the Property for the purposes as aforesaid, and shall only conduct or carry on its business therein, in full compliance with all applicable laws, regulations, requirements or guidelines in the Province of British Columbia, including any applicable laws, regulations, requirements or guidelines of the Federal Government of Canada or of the Government of the Province of British Columbia or the Municipality.

ARTICLE 5
TENANT'S COVENANTS

   The Tenant Covenants with the Landlord:

5.1      Rent: To pay to the Landlord the Rent payable in accordance with this Lease in the manner and at the times stipulated in this Lease without any deduction, abatement or set-off whatsoever, unless expressly set out in this Lease;

5.2      Utilities: To pay all charges for water, light, electricity, power, gas and all utilities supplied, delivered, provided to or made available upon the Property, and if at any time and for any reason during the Term of this Lease, or any extensions thereof, the Landlord is required to pay any of the foregoing, then the Tenant shall forthwith pay to the Landlord a sum equal to the amount so paid;

5.3      Sales Taxes: To pay to the Landlord an amount equal to the Sales Taxes related to any payments to be made by the Tenant under this Lease, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes. The amount of the Sales Taxes shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which Sales Taxes apply are payable to the Landlord under this Lease or upon demand at such other time or times as the Landlord may from time to time determine;

5.4      Repairs: To well and sufficiently, at its sole cost and expense, maintain, service and repair (or replace components of) the Property and any Building forming part thereof (including without limitation all Building areas, roof areas, concrete floors, partitioning, equipment, fixtures, heating, ventilation, air conditioning and plumbing apparatus, electric lighting fixtures and equipment, parking areas, driveways, loading areas, walkways and landscaping located thereon at the Commencement Date or subsequently placed or done), and to maintain such in good and sufficient repair and presentable appearance as a careful owner would do, save and except only for:

(i)	repairs and replacements for which the Landlord is responsible as expressly provided in this Lease;

(ii)	damage by fire earthquake or Act of God or other casualty against which and to the extent which the Property is required to be insured; and

(iii)

reasonable wear and tear (note: the reasonable wear and tear shall not in any way absolve the Tenant of its repair and maintenance obligations contained in this Lease in excess of reasonable wear and tear);

5.5      View Repairs: To permit the Landlord, its agents or employees, to enter and view the state of repair, and to repair according to reasonable notice in writing except as aforesaid;

5.6      Make Repairs: To make all repairs as required by this Lease, whether pursuant to a notice from the Landlord or otherwise, in accordance with the reasonable standard specified by the Landlord and to make all repairs to the approval of the Landlord, such approval not to be unreasonably withheld;

5.7      Condition at Lease End: At the expiration or earlier termination of this Lease to leave the Property clean, in good repair and otherwise in the condition in which the Tenant is required to maintain the same during the Term, reasonable wear and tear excepted. However, the reasonable wear and tear shall not in any way absolve the Tenant of its repair and maintenance obligations contained in this Lease in excess of reasonable wear and tear;

5.8      Maintenance Contractor: To engage at its sole cost a bona fide maintenance contractor to provide routine preventative maintenance and any necessary repairs to all heating, air conditioning and ventilation systems servicing the Property or any Building forming part thereof and to only engage such contractor as the Landlord has approved in writing prior to his engagement, such approval not to be unreasonably withheld;

5.9      Glass: To restore forthwith at the Tenant's expense and with glass of the same colour and quality any broken or damaged glass on the Property;

5.10     Overload: Not to bring upon the Property any machinery, vehicles, equipment, article or thing that by reason of its weight, size or use might damage the Property or any Building forming part thereof and not at any time to overload the floors of any Building, and if any damage is caused to the Property or any Building forming part thereof by any machinery, equipment, article or thing brought on by the Tenant or by any of its servants, agents or employees or any person having business with the Tenant or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, to forthwith repair or pay to the Landlord the cost of making good such damage;

5.11     Nuisance: Not to do, suffer or permit any act or neglect which may in any manner, directly or indirectly, cause injury or damage to the Property or any other part thereof or to any fixtures thereon or appurtenances thereof or which may be or become a nuisance or interference to any occupants of any adjacent property, or which, in the reasonable opinion of the Landlord, would render the Property or any part thereof less desirable or injure the reputation thereof;

5.12     Assignment, Subletting, Change in Control: Not to assign, sublet or otherwise part with possession of the Property or any part thereof or allow or suffer the Property or any part thereof to become vested in or occupied by any person other than the Tenant for the whole or any part of the Term without first obtaining the written consent of the Landlord, such consent not to be unreasonably withheld. The Tenant may assign or sublet the Property without the Landlord's prior approval to any company that is a parent, subsidiary or an associate company of the Tenant. PROVIDED that this paragraph shall continue to be applicable after any assignment or subletting with respect to any further assignment or subletting. The Tenant agrees that no assignment or subletting shall in any manner release the Tenant from any covenant to be observed or performed on the part of the Tenant under this Lease during the Term or any renewal thereof. The parties agree that any transaction whereby the effective control of the Tenant, if the Tenant is a corporate entity, changes, then such change shall be deemed to be an assignment for the purposes of this Paragraph. Without restricting the generality of the foregoing, the parties agree that the Landlord can withhold consent to any assignment or subletting if the proposed assignee or subtenant does not execute an instrument in a form satisfactory to the Landlord agreeing to be bound by all of the terms and conditions and agreements in this Lease to the same extent as the Tenant is bound. The Tenant agrees that the Landlord shall not be obliged to consent to any modification of this Lease to permit a change of use by any proposed assignee or subtenant;

5.13     Termination Option on Assignment: With the exception of an assignment or subletting that forms part of the sale of all or a portion of the Tenant's business as a going concern, if the Tenant wishes to assign thin Lease or sublet all or any portion of the Property for all or any portion of the unexpired balance of the Term in a case where the Landlord's approval is required, the Tenant shall so notify the Landlord in writing and shall in such notice advise of the date of the intended assignment or subletting and the Landlord shall thereupon have a right exercisable within a period of 14 days following receipt of the Tenant's notice to terminate the Lease and to re-enter the Property;

5.14     Bylaws: To abide by and comply with, at its own expense, all laws, bylaws, rules and regulations of any Municipal or other governmental authority which in any manner relate to or affect the business of the Tenant or the use of the Property by the Tenant and to indemnify and save harmless the Landlord from all costs, charges or damages to which the Landlord may be put or suffer by reason of any breach by the Tenant of any such law, rule or regulation;

5.15     Tenant Insurance: To obtain and maintain in full force at the Tenant's sole expense, for the benefit of the Landlord and the Tenant, insurance as follows:

(a)

public liability and property damage insurance with respect to the Property and the use thereof, such insurance to be in form and amounts satisfactory from time to time to the Landlord, acting reasonably, provided that the amount thereof shall be not less than $2,000,000.00 inclusive for each occurrence of bodily injury or death and property damage, and

(b)	fire and extended coverage insurance on the Tenant's improvements to the replacement cost thereof;

which policies of insurance shall name the Landlord as an additional insured thereunder and shall be in a form satisfactory, and with insurers acceptable, to the Landlord acting reasonably, and the Tenant shall deliver to the Landlord certificates of all such policies of insurance and furnish certificates of renewal of such insurance not less than five days prior to the expiration of any such policy or policies. All policies of insurance shall contain a clause or endorsement to the effect that they may not be terminated, or materially amended or altered, for any reason except after ten days written notice thereof to the Landlord. As often as any policies of insurance shall expire or terminate, the Tenant shall procure renewal or additional policies on the same terms and will provide proof of such renewal or additional policies no later than ten days before the expiry of the then existing policy. The Tenant hereby assigns to the Landlord the proceeds of the insurance referenced in Subparagraph 5.15 (b), provided that those proceeds may be paid by the Landlord to the Tenant if used for the repairs or replacements of the damaged improvements in accordance with Paragraph 10.3;

5.16     Blanket Insurance: The Tenant may at its option bring its obligations to insure under this Lease within the coverage of any blanket policy or policies of insurance which it may now or hereafter carry, by appropriate amendment, rider endorsement, or otherwise, so long as the interest of the Landlord shall be as fully protected thereby as if the Tenant had obtained individual policy or policies of insurance as required in the immediately preceding Paragraph;

5.17     Landlord Insurance: To pay to the Landlord, forthwith as requested by the Landlord as part of the Operating Expenses, the cost of insurance placed by the Landlord with respect thereto against loss by fire, earthquake, broad extended coverage perils, malicious damage, public liability and such other coverages as the Landlord may desire and in such amounts as the Landlord may desire including, without limitation, loss of rental income, all for the benefit of the Landlord from time to time during the Term of this Lease and any extensions thereof. The Landlord may, at its option, bring its obligations to provide insurance to be paid for pursuant to this Paragraph 5.17 within the coverage of any blanket policy or policies of insurance which it may now or hereafter carry by appropriate amendment, rider endorsement, or otherwise, so long as such insurance provides substantially the same benefit as if the Landlord had obtained individual policy or policies of insurance. When such policy or policies of insurance shall expire or terminate, the Landlord shall procure renewal or additional policies as it shall think fit. All property damage policies effected by the Landlord in respect of the Building shall obtain a waiver of any rights of subrogation which the Landlord's insurer may have against the Tenant or those for whom the Tenant is, in law, responsible;

5.18     Increased Insurance: Not to do or permit anything to be done whereby any policy of insurance on or relating to the Property may become void or voidable. If the Landlord in its sole discretion agrees to permit a usage of the Property which, in accordance with the advice from the Landlord's insurance agent, increases the cost of any insurance relating to the Property, the Tenant shall pay to the Landlord the amount by which the insurance premiums shall be so increased. If the Landlord receives notice of cancellation respecting any insurance policy or if any insurance policy upon any Building on the Property or relating to any other part of the Property is cancelled or an insurer refuses to renew it by reason of the use or occupation of the Property or any part thereof by the Tenant or by any assignee or sub-lessee of the Tenant or by anyone permitted or suffered by the Tenant to be upon the Property, whether with or without the Landlord's consent, the Tenant shall remedy or cease such use or occupation forthwith upon the Landlord's written demand to do so and if the Tenant fails to do so forthwith or fails forthwith to procure equivalent insurance to that cancelled or refused, the Landlord may, at its option, forthwith terminate this Lease and the Tenant shall thereupon immediately deliver up vacant possession of the Property to the Landlord;

5.19     Uninsured Damage: If, during the Term of this Lease and any renewals thereof, any part of the Property (including without limitation water pipes, drainage pipes, electric equipment, boilers, engines, any other apparatus or equipment which may be used for the purpose of heating or air conditioning of any Building on the Property, the roof, stairways, passageways, entrances, inside or outside walls), get out of repair or become damaged or destroyed for any reason, including the negligence or misuse or carelessness of the Tenant, those for whom it is, in law, responsible, or anyone permitted by it to be on the Property, or if through such lack of repair, damage or destruction there is any damage or injury to the Building or any other part of the Property, to pay to the Landlord forthwith upon demand, the expense of the necessary repairs, replacements or alterations;

5.20     Refuse: Not to permit the Property or any part thereof to become untidy, unsightly or hazardous or permit unreasonable quantities of waste or refuse to accumulate thereon and to comply with all laws, bylaws and regulations applicable thereto, including without limitation any rules and regulations stipulated by the Landlord to be of general application to the Property, but this Paragraph shall not impose any obligation on the Tenant in respect of the initial construction obligations of the Landlord under this Lease;

5.21     Liens: Not to suffer or permit any builders' liens for work, labour, services or material ordered by the Tenant or for the cost of which the Tenant may be in any way obligated during the Term of this Lease or any extensions thereof to attach to the Property or any part thereof and that whenever any such lien shall attach or claim therefore shall be filed, and within ten days after the Tenant has notice of the claim for liens, to procure the discharge thereof by payment or by giving security therefore in such manner as is or may be required or permitted by law. The Tenant agrees to allow the Landlord to post and keep posted on or about the Property and any Building thereon any notice which the Landlord may wish to post under the provisions of the Builders' Lien Act or any legislation which may replace this Act;

5.22     Claim Waiver: To waive all claims against the Landlord for damage to goods, wares and merchandise in, upon or about the Property or any part thereof and for injuries, including death resulting at any time therefrom, to persons in or about the Property from any cause whatsoever arising at any time, save and except for such action or causes of action as are caused by the negligence or wilful misconduct of the Landlord or those for whom it is, in law, responsible;

5.23     Indemnity from Tenant: To indemnify and save harmless the Landlord from and against any and all costs, damages, actions or causes of action which the Landlord may sustain, incur or be put to by reason of or arising out of the use or occupation of the Property and the exercise of any right pursuant to this Lease by the Tenant, other than those caused by the negligence or wilful act or breach by the Landlord of this Lease or of any other agreement between the parties;

5.24     Furnace: To operate every furnace employed in the working of engines by steam or other motive power and every other furnace or heating device employed in any Building on the Property or on the Property so as substantially to consume or burn the smoke produced by such furnace or heating device and will not use or suffer to be used negligently any such furnace or heating device and will ensure that the smoke produced therefrom is substantially consumed or burned and will not cause or permit grit, dust or noxious or offensive effluvia to be emitted from any engine, furnace or apparatus on the Property contrary to any law and will use the best practical means reasonably available for prevention or counteracting such emission, provided that the Tenant shall not be in breach of this paragraph if the heating equipment provided in the Building does not permit compliance with such laws as aforesaid;

5.25     Auction: Not at any time permit any sale by auction to be held upon the Property or any part thereof without the consent in writing of the Landlord, such consent not to be unreasonably withheld;

5.26     Default Costs: If any payment of Rent shall not be paid when due, or if any cheque provided by the Tenant for any payment of Rent, upon presentation, is not honoured by the financial institution on which it is drawn, or if the Landlord has given to the Tenant written notice of a breach of any of the agreements or covenants made by the Tenant, and if applicable a reasonable time within which to remedy such breach, to pay to the Landlord all reasonable costs, charges and expenses, including without limitation any actual solicitor fees, incurred by the Landlord for the purpose of or incidental to the preparation and service of any such notice or of any further notice or of any proceedings to enforce the Landlord's right under this Lease;

5.27     Taxes: To pay to the Landlord during the Term or any renewal thereof, in advance, in equal consecutive monthly instalments and payable on the dates the monthly instalments of the Basic Annual Rent are payable, all Taxes that are directly attributable to the Property;

5.28     Tax Estimate: The amount of Taxes as aforesaid may be estimated by the Landlord, acting reasonably, for each year of the Term and if the Landlord furnishes to the Tenant an estimate of such Taxes the Tenant shall pay to the Landlord such estimated Taxes in equal monthly instalments in advance as aforesaid during such year of the Term, The Landlord may, if during the course of any such year of the Term there shall be an increase or decrease in the Landlord's estimate of such Taxes for such year of the Term, adjust its estimate and, upon the Tenant being notified of such adjustment, the Tenant's monthly instalments of such estimated share of Taxes from and including the instalment next due after the giving of notice of adjustment shall be adjusted in accordance with the Landlord's notice. When the Taxes for such year of the Term are finally determined by the Landlord, the Landlord shall furnish the Tenant with a statement showing the actual amount of Taxes for such year of the Term and the Landlord and Tenant covenant and agree with the other that if an overpayment of such Taxes has been made by the Tenant the Landlord shall credit such amount to such Taxes for the next following year of the Term and if there is no such next following year of the Term, the Landlord shall repay the amount of such overpayment to the Tenant and if an amount remains owing to the Landlord in respect of such Taxes the Tenant shall forthwith pay such amount to the Landlord;

5.29     Tax Adjustment: If the Tenant paid the Taxes for a particular tax year and the Landlord thereafter receives a refund of any portion of such Taxes, the Landlord shall make an appropriate refund to the Tenant;

5.30     Improvement Taxes: To pay when due all taxes, rates, duties and assessments now charged or to be charged against those improvements on the Property deemed to be fixtures, machinery and similar things of a commercial or industrial undertaking which may be removed by the Tenant;

5.31     Tenant's Business Taxes: To pay when due all taxes, rates, duties and assessments now charged or to be charged to the Tenant against personal property on the Property or with respect to this Lease, rental, carrying on of business at or use or occupancy of the Property, other than the income tax of the Landlord;

5.32     Proof of Tax Payment: Upon written request of the Landlord to promptly deliver to the Landlord for inspection, receipts for payment of all the Tenant's taxes. The Tenant may contest the amount or validity of any such taxes, rates, levies and assessments by appropriate legal proceedings but this shall not be deemed or in any way construed as relieving, modifying or extending the Tenant's covenant to pay any such taxes, rates, levies and assessments at the time and in the manner provided;

5.33     Reimburse Landlord: To reimburse the Landlord forthwith upon demand, for all costs incurred by the Landlord in making good any damage caused to the Building or any part of the Property as a result of the negligence or willful act of the Tenant, those for whom it is, in law, responsible or other persons from time to time in or about the Property and to reimburse the Landlord forthwith on demand for any payments made by the Landlord on behalf of the Tenant which are the Tenant's responsibility to pay under this Lease and to pay to the Landlord any monies due pursuant to Paragraph 8.4 hereof;

5.34     Operating Expenses: To pay to the Landlord, during each year of the Term, in advance, in equal consecutive monthly instalments payable on the dates the monthly instalment of Basic Annual Rent is payable, the Operating Expenses. The amount of Operating Expenses may be estimated by the Landlord, acting reasonably, for each year of the Term and the Landlord shall furnish to the Tenant an estimate of such Operating Expenses and the Tenant shall pay to the Landlord such estimated Operating Expenses in monthly instalments in advance as aforesaid during such year of the Term. The Landlord, acting reasonably, may, if during the course of any such year of the Term there shall be any increase or decrease in the Landlord's estimate of such Operating Expenses for such year of the Term, adjust its estimate and upon the Tenant being notified of such adjustment the Tenant's monthly instalments of such estimated Operating Expenses from and including the instalment next due after the giving of notice of adjustment shall be adjusted in accordance with the Landlord's notice;

5.35     Operating Expenses Reconciliation: When the Operating Expenses for a year of the Term are finally determined by the Landlord, the Landlord shall furnish the Tenant with a statement showing the actual amount of the Operating Expenses for such year of the Term and the Landlord and Tenant covenant and agree that if any overpayment of such Operating Expenses has been made by the Tenant the Landlord shall credit such amount to such Operating Expenses for the next following year of the Term and if there is no such next following year of the Term such amount shall be paid forthwith by the Landlord to the Tenant and if any amount remains owing to the Landlord in respect of such Operating Expenses the Tenant shall forthwith pay such amount to the Landlord;

5.36     Management Fee: To pay to the Landlord, concurrently with the payment of Basic Annual Rent, (the "Management Fee") in the amount equal to the percentage of the Basic Annual Rent as outlined in Subparagraph 1.3 (m); and

5.37     Payment By Landlord: If the Landlord is required by lawful authority or considers if desirable to pay the Tenant's improvement taxes or business taxes payable by the Tenant pursuant to Paragraph 5.30 and/or 5.31 which the Tenant fails or neglects to pay, the Tenant shall pay the amount thereof to the Landlord forthwith after written request therefore.

ARTICLE 6
LANDLORD'S COVENANTS

   The Landlord covenants with the Tenant:

6.1      Quiet Enjoyment: For quiet enjoyment;

6.2      Title: That the Landlord has good and marketable title to the Property and that is has the right to enter into this Lease;

6.3      Taxes: To pay or cause to be paid all Taxes, rates and assessments now or hereafter levied, rated or assessed against the Property including, without limiting the generality of the foregoing, sewer taxes and charges, but this Paragraph 6.3 does not alter any obligations of the Tenant under any of the Provisions of Article 5;

6.4      Repairs: To make at the expense of the Landlord all structural repairs required by reason of inherent structural defects and as part of Operating Expenses to effect all repairs and replacements to the structure of the Building, and to repair and replace all component parts of the Property which in the opinion of the Landlord in its absolute discretion, by their nature require periodic or substantial repair or replacement including without limiting the generality of the foregoing the repair and/or replacement of the structure of the Building, all equipment, meters and other fixtures, equipment and facilities, sprinkler and irrigation systems, heating, ventilating and air conditioning equipment, the roof membrane, asphalt paving and landscaping;

6.5      Insurance: To insure the Building forming part of the Property and any interest or liability the Landlord has with respect to the Building and the Property, against loss by fire, earthquake, broad extended coverage perils, malicious damage, public liability and such other coverages as the Landlord may desire in such amounts as the Landlord may desire including, without limitation, loss of rental income. The expense of such insurance shall be borne by the Tenant as provided for in Article 5 hereof; and

6.6      Supplier's Warranties: That with respect to repairs for which the Landlord is not responsible hereunder, the Landlord shall make available and hereby assigns to the Tenant the benefit of any manufacturer's, supplier's or installer's warranties relating to the Property.

ARTICLE 7
IMPROVEMENTS AND ALTERATIONS

7.1      Alterations: The Tenant shall not make any major alterations, additions or improvements in or to any improvements on the Property, nor erect, construct or install upon the Property alterations or improvements in addition to those located thereon on the Commencement Date or on the Availability Date (whichever is earlier), without obtaining the Landlord's prior written consent, such consent not to be unreasonably withheld or delayed, PROVIDED HOWEVER, that in the case of very minor alterations and improvements such consent will not be required. All such work shall be done at the Tenant's sole expense and at such times and in such manner as the Landlord, acting reasonably, may approve and in accordance with all applicable laws, bylaws and regulations.

7.2      Restoration: In the event that any alterations, additions or improvements are made to the Property by the Tenant, the Tenant shall, on the written request of the Landlord, restore the Property to its original condition not later than 15 days prior to the expiration or other termination of this Lease or of any extension thereof. The Tenant agrees that if the Landlord by written notice to the Tenant requires that:

(a)

some or all of the alterations, additions and improvements to the Property, other than moveable business or trade fixtures, equipment and chattels, remain, then they shall remain as absolute property of the Landlord without any compensation to the Tenant;

(b)

the Tenant restore the Property to the condition it was in on the earlier of the Commencement Date or the Availability Date, whichever is earlier, to such extent as the Landlord may require, reasonable wear and tear excepted (note: the reasonable wear and tear shall not in any way absolve the Tenant of its repair and maintenance obligations contained in this Lease in excess of reasonable war and tear), while retaining the alterations, additions and improvements specified by the Landlord in the notice, then the Tenant shall restore in accordance with the Landlord's notice, without in any case any compensation to the Tenant therefore. If the Tenant does not restore the Property forthwith after written notice by the Landlord to that effect, the Landlord may restore same at the expense of the Tenant and the Tenant shall, upon written demand, forthwith pay to the Landlord the cost of such restoration.

7.3      Removal of Goods: All articles of personal property and all business and trade fixtures, machinery and equipment and furniture owned by the Tenant or installed by the Tenant in the Property at the Tenant's expense shall remain the property of the Tenant and may, provided the Tenant is not in default hereunder, be removed by the Tenant at any time during the Term of this Lease. The Landlord may require the Tenant to remove all or any part of such property at the expiration of this Lease or any renewals thereof. In all cases the Tenant, at its own expense, shall repair any damage to the Property caused by such removal or by the original installation. If the Tenant does not remove its property forthwith after written notice by the Landlord to that effect, such property shall, if the Landlord so elects, be deemed to become the Landlord's property or the Landlord may remove the same at the expense of the Tenant and the Tenant shall on written demand forthwith pay to the Landlord the cost of such removal and any necessary storage charges. The Landlord shall not be responsible for any loss or damage to such property because of such removal.

ARTICLE 8
GENERAL INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1      Landlord Not Liable: The parties agree that the Landlord shall not be liable for:

(a)	any injury or death resulting at any time for such injury, to the Tenant, any agent or employee of the Tenant, any person visiting or doing business with the Tenant or any other person or;

(b)

damage to any property belonging to the Tenant or to any agent or employee of the Tenant, or to the property of any person visiting or doing business with the Tenant or to that of any other person while such property is on the Property, whether such property has been entrusted to any employee or agent of the Landlord or not, and without limiting the generality of the foregoing the Landlord shall not be liable for any loss, injury (and death resulting at any time therefrom), damage or expense resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or overflow or leakage of water from any part of the Property or any Building or Buildings located on the Property or from pipes, appliances, drains or plumbing works or from the roof, street or subsurface or from any other place, or in any other manner, or by seepage from adjoining lands or by any accident or misadventure to or arising from the use and operation of machinery, elevator, heating apparatus, electrical wiring and appliances, gas or other pipes and appliances or any other fixtures, whether or not such damage is incurred by the act, or default of the Landlord or those for whom it is, in law, responsible and in any manner whatsoever, save and except for the negligence or willful misconduct or breach of this Lease by the Landlord or those for whom it is, in law, responsible.

8.2      Consequential Damage: Under no circumstances shall the Landlord be liable for indirect or consequential damage, or damages for personal discomfort or illness, by reason of the non-performance or partial performance of any covenants of the Landlord herein contained, including the heating of the Building or the operation of the air conditioning equipment, plumbing or other equipment in the Building or on the Property.

8.3      Reciprocal Indemnity: The Tenant agrees to indemnify and save the Landlord harmless and the Landlord agrees to indemnify and save the Tenant harmless for and from all expense, damage, loss or fines incurred or suffered by reason of any breach, violation or non-performance of any covenant or provision of this Lease and by reason of damage to persons or property caused by the Tenant or the Landlord, their employees, or agents or persons visiting or doing business with the Tenant in respect of or on the Property.

8.4      Landlord Right to Perform Tenant's Covenant: If the Tenant shall fail to perform or cause to be performed each and every one of the covenants and obligations of the Tenant in this Lease contained, on the part of the Tenant to be observed and performed the Landlord, acting reasonably, shall have the right (but shall not be obligated) to perform or cause the same to be performed and to do or cause to be done such things as may be necessary or incidental thereto (including without limiting the foregoing, the right to make repairs, installations, erections and expend moneys) and all payments, expenses, charges, fees (including all legal fees on solicitor and client basis) and disbursements incurred or paid by or on behalf of the Landlord in respect thereof shall be paid by the Tenant to the Landlord forthwith. Without limitation to the generality of the foregoing if the Tenant shall fail to repair in accordance with the provisions of this Lease, the Landlord or its agents or employees, may forthwith enter the Property and make the required repairs and for that purpose the Landlord may bring and leave upon the Property all necessary tools, materials and equipment and the Landlord shall not be liable to the Tenant for any inconvenience, annoyance or loss of business or any injury or damages suffered by the Tenant by reason of the Landlord effecting such repairs and the expense of such repairs shall be borne by the Tenant who shall pay same to the Landlord forthwith upon demand.

ARTICLE 9
SUBORDINATION AND STATUS CONFIRMATION

9.1      Subordination: If required by the Landlord so to do, the Tenant shall subordinate this Lease to any mortgages, including any deed of trust and mortgage and all indentures supplemental thereto, or other encumbrance or encumbrances, together with any renewal, extensions or replacements thereto, which now or hereafter during the said Term of this Lease, affect or relate to the Property, PROVIDED that any such subordination shall be on terms whereby the Tenant is entitled to remain in possession of the Property while not in default under this Lease and such Mortgagee, trustee or other encumbrancer enters into a non-disturbance agreement with the Tenant. The Tenant agrees to execute promptly, and within a period of 10 days of being so requested by the Landlord at any time and from time to time, any documents or assurances which the Landlord may require to confirm such subordination, PROVIDED ALWAYS, that so long as the Tenant is not in default under any of the terms, covenants or conditions of this Lease, neither this Lease nor any of the rights of the Tenant hereunder shall be terminated or subject to termination by reason of the bankruptcy of the Landlord or any action or proceeding for foreclosure.

9.2      Estoppel Certificates: At any time and from time to time within ten business days after a written request by the Landlord, the Tenant will execute, acknowledge and deliver to the Landlord or such assignee, Mortgagee, proposed purchaser or other person as the Landlord designates, a certificate in a form and content reasonably requested by the Landlord which certificate shall include, without limitation, a statement that:

(a)

this Lease is unmodified and in force and effect in accordance with its terms (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements) or if this Lease is not in force and effect, that it is not and whether or not the Tenant is in possession of the Property;

(b)	the date to which Rent has been paid under this Lease, with particulars of any prepayment of Rent;

(c)

whether or not there is an existing default by the Tenant in the payment of Rent or any other sum of money under this Lease, and whether or not there is any other existing default by any party under this Lease, with respect to which a notice of default has been served or could be served, and if there is such a default specifying its nature and extent; and

(d)	whether or not there are any set-offs, defense or counterclaims against the enforcement of the obligations to be performed by the Tenant under this Lease.

ARTICLE 10
DAMAGE TO THE PROPERTY

10.1     Damage: If during the Term the Property or the Building or any part thereof shall be damaged or destroyed by fire, or by any of the other perils insured against by the Landlord or insured against by the Tenant under the provisions of this Lease, then in such event:

(a)

if the damage or destruction is such that it does not render the Property wholly unfit for the use for which it is hereby demised, then this Lease shall remain in full force and effect but until such damage or destruction has been repaired to the extent of enabling the Tenant to use and occupy the whole of the Property, the Rent shall abate in the proportion that the portion of the Premises which are rendered unfit for occupancy bears to the whole of the Premises. The Landlord shall have no obligation or liability whatsoever to the Tenant, and the Tenant shall not be entitled to nor recover any damages whatsoever against the Landlord, for any loss occasioned by the said damage or destruction, but the Landlord shall, with reasonable diligence after the occurrence of the event causing said damage and, except to the extent the Tenant is required to carry insurance for said damage, and to the extent that insurance proceeds are available for that purpose, cause the Property to be repaired to the same general condition in which it existed at the time of such damage or destruction;

(b)

if the damage or destruction is such that the Property is rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy the same and if in either event the damage or destruction can, in the opinion of the Landlord's Architect, be repaired with reasonable diligence within 180 days from the happening of such damage or destruction, then, if such damage or destruction can be repaired, except to the extent the Tenant is required to carry insurance for said damage, this Lease shall remain in full force and effect and the Landlord shall, with reasonable diligence, cause such damage or destruction to be repaired and the Rent hereby reserved shall abate from the date of the happening of such damage or destruction until the date the damage or destruction is made good to the extent of enabling the Tenant to use and occupy the Property;

(c)

if the damage or destruction is such that the Property is rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy the same and if in either event the damage or destruction cannot in the opinion of the Landlord's Architect be repaired with reasonable diligence within 180 days from the happening of such damage or destruction, then the Landlord or the Tenant may, within 30 days next following the date of such damage or destruction terminate this Lease by giving notice in writing to the other party of such termination, in which event this Lease and the Term shall cease and be at an end as of the date of such damage or destruction and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such damage or destruction and any necessary refund shall be made with respect to payments already made; and

(d)

if neither party shall exercise its option to terminate the Lease as provided in the immediately preceding Subparagraph and if the damage or destruction can be repaired, except to the extent the Tenant is required to carry insurance for said damage, this Lease shall remain in full force and effect and the Landlord shall, if such damage or destruction can be repaired, except to the extent the Tenant is required to carry insurance for said damage, with reasonable diligence and without avoidable delay, cause such damage or destruction to be repaired and the Rent hereby reserved shall abate from the date of the happening of such damage or destruction until the date when the Landlord makes the Property available to the Tenant to resume occupancy.

10.2     Damage Due to Tenant's Acts: If the damage or destruction referenced in the immediately preceding Paragraph is due to the negligence or overt acts of the Tenant or its agents and/or servants or others for whose acts the Tenant is at law responsible, then notwithstanding anything to the contrary hereinbefore contained, and so often as the same shall occur:

(a)	The Landlord may at its option and without prejudice to any rights of action it may have against the Tenant either:

(i)	forthwith rebuild and make the Property fit for the purposes of the Tenant, or

(ii)

by notice in writing mailed to the Tenant at its last known address forthwith terminate this Lease and may thereafter deal with the Property as fully and effectually as if this Lease had not been entered into;

(b)

If the Landlord shall rebuild and make the said Property fit for the purposes of the Tenant, the Tenant shall continue to pay Rent to the Landlord as hereinbefore provided notwithstanding that the Property may have been wholly or partly unusable as a result of such damage or destruction.

10.3     Damage to Improvements: If any damage occurs to the Tenant's improvements in the Property, the Tenant covenants to repair such damage or replace the damaged improvements, as applicable, all to a standard specified by the Landlord acting reasonably, and the Tenant covenants to utilize for that purpose the proceeds of the insurance referenced in subparagraph 5.15 (b) if they are made available by the Landlord for that purpose.

ARTICLE 11
EXPROPRIATION

11.1     Expropriation: If any part of the Property shall be taken or expropriated for a public or quasi-public use, and a part thereof remains which is suitable for the use for which it is hereby demised, then this Lease shall, as to the part so taken, terminate as of the date title shall vest in the expropriator and the Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Term only such portion of such Rent as the value of the part remaining after the expropriation bears to the value of the entire Property at the date of expropriation. If the parties cannot agree on this value, either the Landlord or the Tenant may submit the determination of the value to binding arbitration by a sole arbitrator in accordance with the Commercial Arbitration Act of British Columbia. If all of the Property is to be taken or expropriated, or so much thereof that the aforesaid use by the Tenant shall be substantially impaired, this Lease, at the Tenant's option exercisable by written notice delivered by the Tenant within ten days after the taking or expropriation, shall terminate upon the expiry of that ten day period. All compensation awarded or granted upon any such expropriation or taking shall go to the Landlord and the Tenant as their interests may appear.

ARTICLE 12
BANKRUPTCY, INSOLVENCY OR EXECUTION

12.1     Insolvency: In the event that:

(a)	the Term hereby granted or any part of it or any of the goods or chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant; or

(b)

the Tenant shall become insolvent or take the benefit of any Act for bankrupt or insolvent debtors, or being an incorporated company, if proceedings be begun to wind up the said company, whether compulsorily or voluntarily; or

(c)	an order for winding up or other termination of its corporate existence is made; or

(d)

the Property or any part thereof become vacant or unoccupied for a period of 30 days, or is used by any person or persons other than the Tenant, or for any other purpose than as herein provided, without the written consent of the Landlord; or

(e)

a receiver or receiver-manager with respect to the Tenant or any property of the Tenant is appointed, whether privately or judicially, and whether or not such receiver or receiver manager takes or obtains possession of any property of the Tenant, then and in every such case, at the option of the Landlord, the then current month's Rent and the Rent for the three months next following calculated at the same rate as would have been payable by the Tenant had no such event taken place, shall immediately become due and payable and this Lease shall, at the option of the Landlord, cease and be void and the Term hereby created expire and be at an end, anything herein to the contrary notwithstanding, and the Landlord may re-enter and take possession of the Property as though the Tenant or its servants or other occupant or occupants of the Property were holding over after the expiration of the said Term, and the Term shall be forfeited and void.

12.2     Determinable Lease: This Lease is entered into on the condition, and it is a term of this Lease, that this Lease and the tenancy created by it shall be automatically determined by, and the Term shall automatically expire upon the making of, a receiving order against the Tenant pursuant to the provisions of the Bankruptcy and Insolvency Act or the Tenant making an assignment pursuant to the Act, to the same extent and effect as if the date of such court order or of the making of the assignment had been the date set for the expiration of the Term.

ARTICLE 13
DEFAULT

13.1     Default: If and whenever:

(a)	the Rent payable hereunder or any part thereof, whether the same is demanded or not, is not paid when due; or

(b)

there is a breach or non-observance or non-performance by the Tenant of any covenant, agreement or stipulation herein contained on the Tenant's part to be kept, performed and observed, and any such default on the part of the Tenant shall continue for 10 days after written notice thereof to the Tenant;

then and in every such case, the Landlord, in addition to any other remedy now or hereafter provided herein or by law, at its option may:
(c)	re-enter and relet the Property as more particularly set forth in the immediately following Paragraph; or

(d)	terminate and cancel the Lease forthwith and take possession of the Property,

without any previous notice of intention to re-enter, and may remove all persons and property from the Property and may use such force and assistance for the purposes as aforesaid as the Landlord may deem advisable and such re-entry shall not operate as a waiver or satisfaction in whole or in part of any right, claim or demand arising out of or connected with any breach or violation by the Tenant of any covenant or agreement on its part to be performed. The Tenant hereby waives all claims for damage to or loss of any of the Tenant's property caused by the Landlord in re-entering and taking possession of the Property.

13.2     Right to Relet: Should the Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease make such alterations and repairs as may be necessary in order to relet the Property, and may relet, as agent of the Tenant, the Property or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rent and upon such other terms and conditions as the Landlord, acting reasonably, in its sole discretion, may deem advisable. Upon each such reletting all rent received by the Landlord from such reletting for the unexpired portion of the Term shall be applied, first, to the payment of any costs and expenses of such reletting, including brokerage fees and solicitor's fees and of costs of such alterations and repairs; second, to the payment of Basic Annual Rent and Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by the Landlord and applied in payment of future Basic Annual Rent and Additional Rent as the same may become due and payable hereunder. If such payments received from such reletting during any month are less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Property by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

13.3     Right to Terminate: If the Landlord at any time terminates this Lease for any breach, in addition to any other remedies it may have, it may recover from the Tenant all damages it may incur by reason of such breach, including the cost of recovering the Property, reasonable solicitor's fees, including the worth at the time of such termination of the excess, if any, of the amount of Basic Annual Rent and Additional Rent charges equivalent to Basic Annual Rent and Additional Rent reserved in this Lease for the remainder of the stated Term over the then reasonable rental value of the Property for the remainder of the stated Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

13.4     No Release of Liability: No action taken by the Landlord in pursuance of this Article, whether under what are generally known as summary proceedings or otherwise, shall absolve, relieve or discharge the Tenant from any liability under this Lease and the terms of this Paragraph shall extend and apply to all covenants and agreements on the part of the Tenant, whether positive or negative.

ARTICLE 14
OVERHOLDING

14.1     Overholding: If the Tenant shall continue to occupy the Property after the expiration of the Term hereby granted or any extensions thereof without the prior written consent of the Landlord, the new tenancy thereby created shall be deemed to be a monthly tenancy and shall be subject to the covenants and conditions contained in this Lease insofar as the same are applicable to a tenancy from month to month, save and except that the Basic Annual Rent shall be as set forth in the immediately following Paragraph.

14.2     Overholding Rent: If a monthly tenancy is created pursuant to the immediately preceding Paragraph the Tenant shall pay to the Landlord monthly payments on account of the Basic Annual Rent in an amount equal to 200% of the monthly payments on account of the Basic Annual Rent payable during the last Lease Year of the Term before the creation of the monthly tenancy. Additional Rent shall continue to be paid by the Tenant in accordance with the terms of this Lease.

ARTICLE 15
NON-WAIVER AND CUMULATIVE REMEDIES

15.1     No Waiver: The failure of the Landlord to insist upon strict performance of any covenant, condition or agreement contained in this Lease or to exercise any right or option under this Lease shall not be construed nor operate as a waiver or relinquishment for the future of any such covenant, condition, right or option and no waiver shall be inferred from or implied by anything done or omitted by the Landlord, save only express waiver in writing.

15.2     Rent From Third Party: The acceptance of any rent or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a sub-tenant, assignee, transferee or otherwise in the place and stead of the Tenant.

15.3     Cumulative Remedies: All remedies of the Landlord under this Lease are cumulative and the exercise by the Landlord of any right or remedy for the default or breach of any term, agreement or covenant shall not be deemed to be a waiver of or to alter or prejudice any other right or remedy to which the Landlord may be lawfully entitled for the same default or breach.

ARTICLE 16
ADVERTISING SIGNS

16.1     Advertising Signs: The Tenant will not at any time during the Term hereby granted affix or exhibit or permit to be affixed or exhibited upon any part of the Property any sign or other advertising device or other matter or thing of whatever nature except such as shall have complied with all bylaws and regulations applicable thereof and first been approved in writing by the Landlord, such approval not to be unreasonably withheld, and the Tenant shall at all times ensure that such signs or advertising devices are thereafter in accordance with such design and specifications as the Landlord has approved. The Landlord at all times hereinafter will be at liberty to examine the said signs or devices and the Tenant will repair, renew, repaint or strengthen the same upon notice from the Landlord, if the same is required in the Landlord's opinion and if the Tenant shall fail to comply with such notice, the Landlord shall be at liberty to repair, renew, repaint or strengthen such signs or devices and the Tenant shall forthwith upon demand pay to the Landlord the cost, charges and expenses of such renewal, repainting and/or strengthening, but the giving of such notice and the undertaking of such repairs or strengthening by the Landlord shall not be deemed an acknowledgement or admission of any liability or responsibility on the part of the Landlord.

16.2     Indemnity to Landlord: The Tenant agrees to indemnify and save harmless the Landlord from and against any and all manner of actions or causes of action, damages, loss, costs or expenses which the Landlord may sustain, incur or be put to by reason of any permitted advertising signs now existing or which may hereafter be erected by the Tenant, upon, over, projecting from or above the Property and shall pay the premiums charged upon any bond of indemnity or liability insurance policy in respect of such signs issued upon the demand of any civic, Municipal, government or other authority.

ARTICLE 17
NOTICE AND DEMANDS

17.1.    Notices: Any notice required or contemplated by any provision of this Lease or which the Landlord, the Tenant or the Covenantor (if applicable) may desire to give to the other parties shall be sufficiently given by personal delivery, or in the case of emergency by facsimile machine, and otherwise by registered letter, postage prepaid and mailed in one of Her Majesty's Post Offices in Canada and addressed to:

(a)	The Tenant at the address set forth in Subparagraph 1.3 (b) (ii) or such other address in British Columbia as the Tenant may, from time to time in writing advise in accordance with the terms of this Paragraph 17.1; or

(b)	The Landlord at the address set forth in Subparagraph 1.3 (a) (ii) or such other address in British Columbia as the Landlord may, from time to time in writing advise in accordance with the terms of this Paragraph 17.1; or

(c)	The Covenantor(s) (if applicable) at the address set forth in Subparagraph 1.3 (c) (ii) or such other address in British Columbia as the Covenantor(s) may, from time to time in writing advise in accordance with the terms of this Paragraph 17.1;

and any such notice shall be effective as of the day of such personal or courier delivery or facsimile or if sent by post as of the third day following the date of such posting as the case may be, PROVIDED that if sent by mail, should there be a mail strike slowdown or other labour dispute which might affect the delivery of such notice, between the time of mailing and the actual receipt of the notice, then such notice shall be effective only if actually delivered. The Landlord, if so requested in writing by a permitted assignee of the Tenant, shall forward a copy of any notice sent to the Tenant to such permitted assignee in the same manner as aforesaid to the said assignee at the address specified in the said notice.

ARTICLE 18
MISCELLANEOUS

18.1     Consents: The parties agree that wherever and whenever the approval or consent of the Landlord is required to be obtained, such approval or consent may be given by any such officer, agent, committee, person or persons as may from time to time, be nominated or appointed in writing by the Landlord for such purpose, and any such power of nomination or appointment may be delegated by the Landlord, and such nominees, appointees or delegates shall, subject to the provisions of this Lease, have the right to withhold approval or consent to and may reject any matter or thing submitted for approval or consent, and every such approval or consent shall only be effective if given in writing and may, subject to the terms of this Lease, contain such conditions and stipulations as the Landlord may deem fit.

18.2     Successors and Assigns: The parties agree that all grants, covenants, conditions, provisos, agreements, rights, powers, privileges and liabilities contained herein shall be read and construed as granted to, made and reserved by, imposed upon and undertaken by the parties hereto and their respective successors and assigns, subject to the consent of the Landlord being obtained as hereinbefore provided to any assignment or sub-lease by the Tenant and that wherever the singular is used the same shall be construed as meaning the plural where the circumstances so require and that the Landlord may perform any act hereunder in person or by or through an agent but shall remain primarily liable in respect thereof and that in case the Tenant comprises more than one person the said grants, covenants, conditions, provisos, agreements, rights, powers, privileges and liabilities on the part of the Tenant shall be construed and held to be several as well as joint on the part of such persons.

18.3     Re-execution: Each party to this Lease agrees to re-execute this Lease in this form at any time upon the reasonable request of the other.

18.4     Sign Removal: Subject to the provisions of the Lease, upon the termination of this Lease, the Tenant shall if the Landlord so requests:

(a)	remove all signs or other identifying marks from the Property and repair any damage resulting from such removal or the original installation, and

(b)	repaint the Property in the existing colour if the Tenant has painted or affixed a sign on the exterior of the Premises.

If the Tenant shall fail to remove all signs, identifying marks and repair any resulting damage and/or fails to repaint the Property as aforesaid, the Landlord may complete such work at the expense of the Tenant and the Tenant shall, upon written demand, forthwith pay to the Landlord the cost of such removal, repair and repainting.

18.5     Enforcement Costs:  In any action between the Landlord and the Tenant seeking enforcement of any of the terms and provisions of this Lease or in connection with the Property, the prevailing party in such action shall be awarded in addition to damages or injunctive or other relief, its reasonable actual costs and expenses, including legal expenses not limited to taxable costs. If the Landlord is the prevailing party in an action to enforce terms and provisions of this Lease, the foregoing amounts shall for greater certainty be deemed to be Rent payable under this Lease.

18.6     Lease Advertising:  The Landlord shall have the right, during the last six months of the Term hereby demised or of any renewal thereof, to place upon the Property, in a place which will not interfere with the conduct of the Tenant's business, a notice or notices of reasonable dimensions stating that the Property is for lease or rent, and the Landlord shall have the right to show the Property to potential tenants upon prior notice and at reasonable times. The Tenant covenants not to interfere with or remove such notices and to co-operate in the showing of the Property to potential tenants and to such agents.

18.7     Sale Advertising: The Landlord shall have the right, at any time during the Term hereby demised or any renewal thereof, to place upon the Property or any part of it, in a place which will not interfere with the conduct of the Tenant's business, a notice or notices of reasonable dimensions stating that the Property is for sale, and the right to show the Property and any part of it to potential purchasers of the Property and to agents retained by the Landlord for the purpose of effecting the sale upon prior notice and at reasonable times. The Tenant covenants not to interfere with or remove such notices and to co-operate in the showing of the Property and any part of it to potential purchasers and to such agents.

18.8     Registration of Lease: The Landlord is not obligated to provide this instrument in registrable form. The Tenant may register a short form of this Lease but the Tenant shall be responsible for the preparation of all documents, including without limitation preparation of satisfactory plans and shall be responsible for any costs incurred by the Landlord in reviewing the Tenant's documents. If the Tenant intends to register a short form of this Lease, then the Tenant shall also be required to leave with the Landlord a Lease Registration Deposit in the amount specified in Subparagraph 1.3 (l). Said deposit shall be refundable upon the Landlord's receipt of Lease Discharge documents from the British Columbia Land Titles Office. For greater certainty, the parties agree that any short form of this Lease shall only identify the Property, the Premises and the right of renewal (if applicable) but shall not otherwise contain the business terms of this Lease.

18.9     Headings: The headings to the Paragraphs in this Lease, and the words which may appear at the beginning of various Paragraphs in bold, have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of the Lease or any provisions hereof.

18.10   Entire Contract: The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and the Offer to Lease made between the Landlord and the Tenant dated July 16, 2004 and that this Lease and Offer to Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality executed by the Landlord and the Tenant.

18.11   Time of Essence: Time shall be of the essence of this Lease.

18.12   Apportionment of Taxes and Costs: If the Term of this Lease, or if a Lease Year, does not coincide with the time period with respect to which Taxes or Operating Expenses or any other amounts which are included in Additional Rent are payable or determined, then the amount payable by the Tenant on account of such items shall be determined on a prorated basis.

18.13   Transfer by Landlord: The Tenant agrees that the Landlord which executed this Lease and any subsequent owner of the Property remains liable for the performance of the Landlord's obligations only during the period of its ownership of the Property. If there is a sale, lease or other disposition by the Landlord, or such subsequent owner, of the Property or any part of it, or an assignment by the Landlord, or such subsequent owner, of this Lease or any interest of the Landlord, or of such subsequent owner, hereunder, then the Landlord, or such subsequent owner, as applicable, will thereupon and without further agreement be relieved of all further liability with respect to its covenants and obligations.

18.14   Force Majeure: Whenever and to the extent that the Landlord shall be unable to fulfill, or shall be delayed or restricted in fulfilling its obligations or any of them under this Lease in respect of the supply or provision of any service or utility or the doing of any work by any cause beyond its control, the Landlord shall be relieved from the fulfillment of its obligation during the period during which it is unable to fulfill or is delayed or restricted in fulfilling the obligation.

ARTICLE 19
OPTION TO RENEW

19.1     Option to Renew: Provided the Tenant has duly, regularly and punctually paid the Rent at the times required under this Lease and has duly, regularly and punctually performed each and every covenant, proviso and agreement herein on the part of the Tenant to be paid and performed, it shall have an Option to Renew this Lease for a further Term of the number of years as set out in Subparagraph 1.3 (e) (iii) with respect to the renewal option, the said option to be exercised by delivering written notice of such exercise to the Landlord no earlier than nine (9) months nor later than six (6) months prior to the expiration of the then current Term.

19.2     Renewal Terms: The renewal Term of this Lease shall be under the same terms and conditions as those contained herein except that:

(a)	any rent free periods, rental concessions, inducements, allowances and other similar items applicable during the initial Term will not apply during any renewal Term;

(b)	the Tenant will accept the Property on an "as is" basis at the commencement of the renewal Term unless otherwise agreed in writing between the Landlord and the Tenant;

(c)	unless expressly set forth in Subparagraph 1.3 (e) (iii), there shall be no further Option to Renew; and

(d)

the Basic Annual Rent for the renewal Term, unless otherwise specified in Subparagraph 1.3 (e) (iii) will be the fair market Basic Annual Rent as agreed upon by the parties hereto and failing such agreement by a date which is two months prior to the expiration of the immediately preceding Term, either party may forthwith submit for binding arbitration the determination of the fair market Basic Annual Rent for that renewal Term. Until such fair market Basic Annual Rent is determined, either by agreement or arbitration, Basic Annual Rent shall continue to be paid at the rate applicable in the immediately preceding Lease Year. When a new Basic Annual Rent is determined, either by agreement or arbitration, it shall be retroactive to the commencement of the time period first referenced in this Subparagraph and the Tenant will pay to the Landlord any deficiency on account of Rent that has been and that should have been paid to the date of the determination within 14 days from the date of the determination. PROVIDED HOWEVER ALWAYS that Basic Annual Rent for the time period subject of this Subparagraph shall in no event be less than the Basic Annual Rent under this Lease for the Lease Year which immediately preceded that time period. The Basic Annual Rent for the time period first set forth in this Paragraph will be paid by equal consecutive monthly instalments equal to one twelfth of the Basic Annual Rent per annum and will be payable on the first day of each and every month after the above referenced agreement or determination.

19.3     Rent Arbitration: Rent arbitration as above referred to shall be by a sole arbitrator in accordance with Commercial Arbitration Act of British Columbia, and the cost of the arbitration shall be borne equally by the Landlord and Tenant. The fair market Basic Annual Rent to be determined by the arbitration shall be based on the then current fair market rent for similar premises in similar locations and shall be based on the best use for which the Property may be used subject to applicable Municipal zoning. Fair market rent shall be the rent which would be paid for the Property as between persons dealing in good faith and at arm's length.

ARTICLE 20
INDEMNITY

ARTICLE 20 HAS BEEN INTENTIONALLY DELETED AND SHALL BE OF NO EFFECT.

ARTICLE 21
ENVIRONMENTAL MATTERS

21.1     No Hazardous Substance To Be Permitted On Premises: The Tenant shall not bring or permit or suffer to be brought onto or into the Premises or the Building or the Property or any part of it any Hazardous Substance, and shall not use in any way, or permit or suffer the use of the Premises or any part thereof to either directly or indirectly prepare, produce, use, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of, transfer, process, release or permit any other dealing with any Hazardous Substance unless it has received the prior written consent of the Landlord, which may be arbitrarily withheld. Any substance which the Landlord permits the Tenant to treat, store, transfer or dispose of must be dealt with in strict compliance with all environmental permits and Laws and Standards (as hereinafter defined). The Tenant shall not release and shall not permit the release of any Hazardous Substance into any soil, water courses, culverts, drains or sewers except in accordance with all applicable laws and environmental permits.

21.2     Environmental Compliance By Tenant: If at any time during the Term or during any period during which the Tenant is in possession of the Premises, there is brought onto or into the Premises or any part thereof or there is used on or in the Premises or any part thereof, any Hazardous Substance, with or without the consent of the Landlord, then the Tenant shall at its own cost and expense, comply with all laws, regulations and governmental guidelines and codes of practice from time to time in force or in use by governmental authorities and all standards, guidelines and codes of practice generally applied or used by others in the Tenant's business or industry relating to such Hazardous Substance and to the protection of the environment (the aforesaid laws, regulations, standards, guidelines and codes of practice are hereinafter collectively referred to as "Laws and Standards") and shall immediately give written notice to the Landlord of the occurrence of any event on or in the Premises that constitutes or may constitute an offence thereunder or breach thereof and, if the Tenant, its employees, invitees, contractors or any person for whom the Tenant is in law responsible, either alone or with others, shall cause the happening of such event, the Tenant shall, at its own cost and expense:

(a)	promptly give the Landlord notice to that effect and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant's compliance with the provisions of this Article 21;

(b)

promptly remove the Hazardous Substance from the Premises or if permitted by lawful authority cause such Hazardous Substance to be used in the permitted manner, and the removal or use thereof shall conform with all Laws and Standards; and

(c)

if requested by the Landlord, obtain a written report from an independent consultant experienced in Hazardous Substance matters and approved by the Landlord verifying the complete and proper removal of such Hazardous Substance from the Premises or if such is not the case, reporting as to the extent and nature of any failure to comply with the foregoing provisions of this Article 21.

21.3     Inspection of Premises and Records: The Tenant shall permit the Landlord at any time and from time to time on five days prior written notice to the Tenant, to enter the Premises with or without consultants and to inspect the Premises and any records reasonably considered to be relevant for the purpose of identifying the existence, nature and extent of any Hazardous Substance on the Premises and the Tenant's use, storage and disposal of any Hazardous Substance and have the Premises inspected by a duly qualified independent environmental consultant and/or auditor, and the Tenant agrees to co-operate with the Landlord and each such consultant and/or auditor in its performance of each such inspection. In exercising such right of inspection, neither the Landlord nor its consultant and/or auditor shall unreasonably interfere with the Tenant's use and occupation of the Premises. If the consultant and/or auditor, acting reasonably, determines following any such inspection that a breach has occurred of any of the provisions of this Article 21 or further testing or investigation is required in order to monitor the Tenant's compliance with all applicable laws relating to the use, storage and disposal of any Hazardous Substance, the Landlord may at its own option require the Tenant, at the Tenant's expense, to arrange for testing or investigation, or may arrange for such testing or investigation itself, in which case the Landlord's reasonable costs of any such testing or investigation shall be paid by the Tenant to the Landlord within 30 days after receipt of any invoice on account thereof.

21.4     Governmental Cleanup Requirements: If any government authority shall require the clean up of any Hazardous Substance held, released, spilled, abandoned or placed upon the Premises or in the Building or on the Property or on or into any adjacent lands in the course of the Tenant's business or as a result of the Tenant's use or occupancy of the Premises, or any Hazardous Substance is or has been released, spilled, leaked, pumped, poured, emitted, emptied, discharged, injected, escaped, leached, disposed or dumped into the environment by the Tenant or its employees, agents, invitees, contractors or by any person for whom the Tenant is in law responsible, then Tenant shall, at its own risk and expense, prepare all necessary reports and removal and remediation proposals and submit same for approval, shall provide all bonds and other security required by any governmental authority and shall carry out the work required and keep the Landlord fully informed and shall provide to the Landlord full information with respect to proposed removal and remediation plan and shall comply with the Landlord's reasonable requirements with respect to such plan. The Tenant further agrees that if the Landlord determines in its absolute discretion that the Building and/or the Property and/or any other lands, the Landlord or the Landlord's reputation is placed in any jeopardy by the requirements for any such work, the Landlord may itself enter the Premises and undertake such work or any part thereof at the reasonable cost and expense of the Tenant which cost shall be paid by the Tenant within 30 days after receipt of an invoice on account thereof.

21.5     Landlord's Rights Regarding Cleanup: If the Landlord, acting reasonably, shall suspect that any Hazardous Substance is or has been held, released, spilled, abandoned or placed upon the Premises or in the Building or on the Property or on or into any adjacent lands in the course of the Tenant's business or as a result of the Tenant's use or occupancy of the Premises, or any Hazardous Substance is or has been released, spilled, leaked, pumped, poured, emitted, emptied, discharged, injected, escaped, leached, disposed or dumped into the environment by the Tenant, its employees, agents, invitees, contractors or any person for whom the Tenant is in law responsible, then the Tenant shall forthwith on the written request of the Landlord and at the sole risk and expense of the Tenant, cause to be prepared such report and removal and remediation proposal as the Landlord shall require acting reasonably, detailing the nature, extent and plan for removal and remediation of any such Hazardous Substance contamination and the Tenant shall deliver such report and removal and remediation proposal to the Landlord for its approval and the Tenant shall provide all bonds and other security as may be required by the Landlord to secure the cost of any such removal and remediation which is indicated by the report and removal and remediation proposal. Notwithstanding anything to the contrary provided in this Lease, in the event any report indicates a release of any such Hazardous Substance, the Tenant agrees that the Landlord shall have the option in its sole discretion exercieable by written notice delivered to the Tenant, to either require that the Tenant retain such contractors as the Landlord may approve acting reasonably at the sole cost and expense of the Tenant to carry out the required work as indicated in the removal and remediation proposal and keep the Landlord fully informed and provide to the Landlord full information with respect to the proposed removal and remediation plan and the Tenant shall comply with the Landlord's reasonable requirements with respect to such removal and remediation plan or the Landlord may, itself, enter the Premises and undertake such work or any part thereof at the cost and expense of the Tenant which shall be paid by the Tenant within 30 days after receipt of an invoice on account thereof.

21.6     Tenant Responsible For Cost of Removal and Remediation: Notwithstanding anything to the contrary provided in this Article 21, if during the Term or any renewal thereof or at any other time when the Tenant is in possession of the Premises, any Hazardous Substance is brought onto the Premises or the Tenant, its employees, agents, invitees, contractors or any person for whom the Tenant is in law responsible shall permit or cause any Hazardous Substance to be brought onto the Premises, or the Building or the Property or any part thereof, the Tenant hereby expressly agrees to compensate the Landlord within 30 days after receipt of an invoice on account thereof for any and all costs incurred for the removal of such Hazardous Substance from the Premises and from any portion of the Building or the Property or adjacent lands to which such Hazardous Substance may have migrated or leeched including without limitation all clean up, removal costs, remediation charges (whether civil or criminal) and any expense with respect thereto even in the absence of an order requiring such removal and remediation and notwithstanding that such Hazardous Substance may be stored on the Premises in compliance with all applicable laws or environmental permits.

21.7     Indemnity to Landlord: The Tenant hereby indemnifies and saves harmless the Landlord, its directors, officers, employees and agents and the successors and assigns of the Landlord from and against all loss and expense and from and against all claims, demands, actions, suits or other proceedings, judgments, damages, penalties, fines, costs and liabilities arising from or caused by the Tenants' failure to comply with each of the covenants and agreements made by the Tenant in Paragraphs 21.1 to 21.6 hereof, inclusive, including, without limitation, any reduction in the market value of the Premises or the Building or the Property, damages for loss of income, damages for loss or restriction in use of leasable or useable space or of any amenity of the Premises, or the Building or the Property, damages arising from any adverse impact on marketing of space and sums paid in settlement of claims, legal fees, consultants' fees and experts' fees which arise as aforesaid during or after the Term. The Tenant hereby expressly agrees that this indemnification shall survive the expiration or earlier termination of this Lease and that any statutory limitation periods on actions to enforce these obligations shall not be deemed to commence until the Landlord actually discovers any such circumstances as may give rise to their enforcement and the Tenant hereby knowingly and voluntarily waives the benefits of any shorter limitation period. The liability of the Tenant under this Paragraph 21.7 is joint and several.

21.8     Tenant's Default: Upon the Tenant's default under this Article 21, in addition to the rights and remedies set forth elsewhere in this Lease, the Landlord shall be entitled to the following:

(a)	enter the Premises and perform the Tenant's obligations under this Article 21 and the provisions of Paragraph 8.4 shall apply to this right; or

(b)	terminate this Lease immediately or any time thereafter if the Tenant continues to be in default; or

(c)	to recover any and all damages, costs and charges, civil and criminal penalties and fees, suffered by the Landlord; or

(d)	all of (a), (b) and (c) above or any combination of (a), (b) and (c) above.

21.9     Obligations Survive Expiry or Termination of Lease: The obligations of the Tenant under this Article 21 shall survive the expiry or earlier termination of this Lease and any limitation periods prescribed by applicable law.

21.10   Entry Not A Breach: Notwithstanding anything to the contrary provided in this Lease, no entry upon the Premises by the Landlord, its consultants, advisors or contractors pursuant to this Article 21 shall constitute an eviction or breach of the Landlord's covenant of quiet enjoyment or entitle the Tenant to any abatement of Basic Rent or Additional Rent.

21.11   Tenant Not Liable: Notwithstanding anything to the contrary provided in this Article, the Tenant shall not be liable for any Hazardous Substance in or on the Property which was deposited and/or released or caused to be deposited and/or released into or onto the Property by the Landlord or those for whom it is, in law, responsible nor shall the Tenant be liable for any Hazardous Substance deposited or released into or onto the Property prior to the date on which the Tenant occupied the Property, unless such Hazardous Substance was deposited or released into or onto the Property by the Tenant or those for whom it is, in law, responsible.

ARTICLE 22
DEFINITIONS

22.1     Definitions: In this Lease, the following words, phrases and expressions are used with the meanings defined as follows:

(a)	"Additional Rent" means any and all monies to be paid by the Tenant to the Landlord pursuant to the Lease, other than Basic Annual Rent;

(b)	"Architect" means the architect or other party performing similar function from time to time named by the Landlord. The Architect will be duly licensed and qualified to practice in the Province in which the Property is located. The decision of the Architect whenever required by this Lease (or requested by the Landlord) and any related certificate will be rendered in accordance with generally accepted architectural practices and procedures and will be final and binding;

(c)

"Area of the Premises" or "Rentable Area of the Premises" means the area (expressed in square feet, or at the Landlord's option, in square meters), of the Premises measured from the exterior face of all exterior walls, doors and windows. The Area of the Premises includes all interior space and there shall be no deduction or exclusion for any space occupied by or used for columns, stairs or other interior construction or equipment, nor shall there be any deduction for columns or projections necessary for the Building. Where a front or entrance of Premises is recessed from the demising lines shown on the plan annexed hereto as Schedule "A", the area of such recess shall, for the purposes of the calculation of the Area of the Premises only, be a part of the Premises and within the Area of the Premises;

(d)	"Availability Date" means the date on which the Property has been substantially completed and made available for occupancy by the Tenant;

(e)	"Basic Annual Rent" means the payments referenced in Subparagraph 3.1(a);

(f)	"Building" means any structure, improvement or building situated on and forming part of the Property;

(g)	"Civic Address of the Property" has the meaning set forth in Subparagraph 1.3 (e) (ii);

(h)	"Commencement Date" means subject to Subparagraphs 2.1 (b) and (c), the date as set out in Subparagraph 1.3 (f)

(i)	Subparagraph 22.1 (i) has been deleted and shall be of no effect;

(j)

"Environmental Laws" means any statues, laws, regulations, orders, bylaws, standards, guidelines, permits, and other lawful requirements of any governmental authority having jurisdiction over the Property now or hereafter in force relating in any way to the environment, health, occupational health and safety, or transportation of dangerous goods, including the principles of common law and equity;

(k)

"Hazardous Substance" means any contaminant, pollutant, dangerous or potentially dangerous, corrosive, noxious or toxic substances, hazardous waste, flammable or explosive or radioactive material, urea formaldehyde foam insulation, goods, equipment or materials containing asbestos or PCBs or any other materials declared or defined to be hazardous, toxic, special waste, contaminants, dangerous goods, deleterious substances or pollutants in, or which at any time during the Term are regulated as a threat or are capable of posing a threat to public health or the environment under or pursuant to, any applicable laws, regulations, requirements or guidelines in the Province of British Columbia or the Municipality or of any other lawful governmental authority having jurisdiction thereto;

(l)	"Landlord" means at any time in question, the then current registered owner of the freehold or leasehold title to the Property;

(m)	"Lease" means this agreement and all Schedules attached hereto;

(n)	"Lease Registration Deposit" means the amount set forth in Subparagraph 1.3 (1);

(o)	"Lease Void Date" means the date set forth in subparagraph 1.3 (h);

(p)

"Lease Year" means each consecutive twelve month period of the Term commencing on the Commencement Date. The last Lease Year shall end on the last day of the Term and accordingly the last Lease Year may be less than twelve months;

(q)	"Mortgagee" means any mortgagee, chargee or other encumbrancer (including any trustee for bondholders) from time to time, of the Property or any part of it, or of the Landlord's interest in it;

(r)	"Municipality" means the municipality or city within which the Property is situate and likewise the word "Municipal" refers to such municipality or city;

(s)

"Operating Expenses" means, without duplication, the total amounts incurred, paid or payable, whether by the Landlord or by others on behalf of the Landlord, for the maintenance, operation, repair, replacement, management and administration of the Property. Operating Expenses include, without limitation and without duplication, the aggregate of:

(i)	the total annual costs and expenses of insuring the Property and all improvements on it and all equipment, pylon and other sign(s) and other property servicing the Property or any part of it from time to time;

(ii)

the cost of gas, power, water, sewer, electricity, communications and all other utilities and services with respect to the Property, including those for heating and air conditioning, (if any), together with the direct cost of administering such utilities and services;

(iii)

the cost of repairs, maintenance and replacements with respect to the Property including structural repairs, maintenance and replacements (but excluding repairs necessitated by inherent structural defects), such cost to include, without limitation the cost of painting, repairs and maintenance of the roof of any Building on the Property, sanitary control, refuse disposal, gardening, landscaping on the Property and rental of signs relating to the Property;

(iv)

the cost of the wages and salaries paid to maintenance, operating, supervisory and security personnel, including payments for workers' compensation, unemployment insurance, vacation pay, Canada Pension Plan and any other fringe benefits, engaged for purposes of maintenance, operation, supervision or security with respect to the Property;

(v)

the cost of independent service contracts entered into with respect to the Property for purposes of providing maintenance, operation, repair, replacement, supervision and security, including without limitation, service and maintenance contracts for inspection, servicing or maintenance of elevators, escalations roof areas, air conditioning, heating, mechanical and electrical equipment, landscaping and parking, and the cost of supplies and equipment used in connection therewith;

(vi)	the cost of cleaning, snow removal, garbage and waste collection and disposal, the costs of security and supervision, the wages and salaries of on-site personnel and any associated costs thereof, parking lot striping and landscaping, and the cost of all utilities consumed in the operation of the Property;

(vii)	the cost of the purchase and rental of any equipment and signs, and the cost of supplies, used by the Landlord in the maintenance and operation of the Property;

(viii)	the cost of audit fees and the cost of accounting services and expenses incurred in the preparation of the statements referred to in this Lease and related financial statements;

(ix)

the cost of conducting any environmental audit or other testing on or in any part of the Property and all costs and expenses incurred by the Landlord in removing any Hazardous Substance from any part of the Property;

(x)	all other costs, charges and other expenses incurred by the Landlord in maintaining, operating, replacing, servicing and repairing the Property;

(xi)

depreciation or amortization of the costs and expenses, including without duplication, the cost of the repair and replacement of all equipment, meters and other fixtures, equipment and facilities, including sprinkler and irrigation systems, heating, ventilation and air conditioning equipment, the roof membrane and asphalt paving in the parking lot areas, serving or comprising the Property which by their nature require periodic or substantial repair or replacement, unless the Landlord in its sole discretion charges the cost fully in the Lease Year in which they are incurred;

(xii)

all Taxes, business taxes as they relate to or are allocated by the Landlord to the Property and any improvements on the Property and business transfer and other taxes and similar charges allocated by the Landlord to the Property, except Taxes payable by the Tenant pursuant to Paragraph 5.27;

From the total of the above costs, there is deducted net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that such proceeds relate to Operating Expenses;

(t)	"Permitted Use" means the use set out in Subparagraph 1.3 (j);

(u)	"Premises" means that part of the Property outlined in red in Schedule "A";

(v)	"Property" means the land more particularly described in Schedule "B" and includes all improvements on that land, including without limitation any Building on the Property;

(w)	"Rent" means all Basic Annual Rent and Additional Rent payable under this Lease;

(x)	"Rental Deposit" means the amount set forth in Subparagraph 1.3 (k) (i);

(y)

"Sales Taxes" means any and all taxes, fees, levies, charges, assessments, rates, duties and excises (whether characterized as sales taxes, purchase taxes, value added taxes, goods and services taxes) which the Landlord is liable to pay, or to collect from the Tenant, and which are levied, rated or assessed on the act of entering into this Lease or otherwise on account of this Lease, on the use or the occupancy of the Property or any portion thereof, on the Rent (whether Basic Annual Rent or Additional Rent) payable under this Lease or any portion thereof or in connection with the business of renting the Property or any portion thereof, but excluding the Landlord's income tax. If the Sales Taxes are reduced by reason of any exemption or deduction to which the Landlord is entitled by virtue of:

(i)

the payment by the Landlord of any taxes, fees, levies, charges, assessments, rates, duties or excises upon the purchase price of any lands or of any interest therein whether before, concurrently with or after the execution and delivery of this Lease, or

(ii)

the payment by the Landlord of any taxes, fees, levies, charges, assessments, rates, duties or excises with respect to rents, additional rents and any other amounts payable by the Landlord as a tenant under any lease whether such lease is now existing or arises after the date of the execution and delivery of this Lease, then the Sales Taxes shall be deemed to be the amount which would have been imposed on the Landlord with respect to the Kent (whether Basic Annual Rent or Additional Rent) payable by the Tenant to the Landlord under this Lease had no such exemption or deduction been permitted;

(z)

"Taxes" means all real property taxes, rates, local improvement taxes, duties and assessments, impost charges or levies, whether general or special, that are levied, rated, charged or assessed against the Property or any part thereof or any improvements thereon or forming part thereof, or upon the Landlord on account of its interest in the Property, from time to time by any lawful Taxing Authority, whether federal, provincial, Municipal, school or otherwise, and includes any taxes, rates, duties, assessments or charges or other amounts which are or may in the future be imposed in lieu thereof, or in addition thereto, whether of the foregoing character or not and whether in existence at the Commencement Date or not, and all costs, fees and expenses incurred by the Landlord in contesting Taxes or in negotiating with taxing authorities with respect to taxes. Taxes also include all interest incurred by the Landlord on tax related payments made in excess of then current recoveries from the Tenant on the Property;

(aa)

"Taxing Authority" means any duly constituted governmental authority whether federal, provincial, regional, Municipal or otherwise, legally empowered to impose taxes, rates, assessments or charges on, upon or in respect of the Property or any part of it or property thereon;

(ab)

"Term" means the term of this Lease as set forth in Subparagraph 1.3 (e) and if this Lease is renewed in accordance with the Option to Renew as set forth in the Lease then "Term" after the expiry of the initial Term shall mean the applicable renewal Term; and

(ac)	"Termination Date" means, unless earlier terminated in accordance with this Lease and subject to Subparagraphs 2.1 (b) and (c), the date as set out in Subparagraph 1.3 (g).

IN WITNESS WHEREOF the parties hereto have hereunto caused their respective corporate seals to be affixed in the presence of their proper signing officers, duly authorized in that behalf, the day and year first above written.

THE COMMON SEAL of the Landlord,	)
5290 INVESTMENTS LTD.	)
was hereunto affixed in the presence of:	)
)
/s/ Keith R. Beedie	)	C/S

Authorized Signatory	)
)
Keith R. Beedie	)

Print Name	)
)
July 26, 2004)

Date

THE COMMON SEAL of the Tenant,	)
HOUSE OF BRUSSELS CHOCOLATES INC.	)
was hereunto affixed in the presence of:	)
)
/s/ John Vetlleer	)

Authorized Signatory	)
)
John Vetlleer	)	C/S

Print Name	)
)
/s/ Grant Petersen	)

Print Name	)
)
July 23, 2004)

Date